                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                               September 19, 1996


                         CAPITAL REALTY INVESTORS, LTD.
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                              District of Columbia
   --------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


         0-11149                                  52-1219926
-------------------------               ----------------------------------
(Commission File Number)                (IRS Employer Identification No.)


11200 Rockville Pike, Rockville, Maryland              20852
-----------------------------------------    ----------------------------
(Address of principal executive offices)             (Zip Code)


                                 (301) 468-9200
   --------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS
          ------------------------------------

     On May 23, 1994, the local general partners of Tanglewood Apartments Associates I Limited Partnership (Tanglewood I) filed a notice of intent to participate under the Low Income Housing Preservation and Resident Home Ownership Act of 1990 (LIHPRHA). On July 11, 1996, the plan of action for the
sale of Tanglewood I under the LIHPRHA program was approved by HUD.   This
program may provide incentives to owners of multifamily housing who commit to operate their properties as low to moderate-income housing permanently and who have participated under specific federal subsidy programs (Section 236 or Section 221(d)(3)) for at least 18 years. Incentives available under the LIHPRHA program include selling the property to qualified buyers.

     On September 19, 1996, Tanglewood I sold the property, a 192-unit apartment complex located in Westwego, Louisiana, under the LIHPRHA program to New Orleans Affordable Housing, Inc., a District of Columbia non-profit entity. The sale of the property generated net cash proceeds to Capital Realty Investors, Ltd.(the Partnership) of approximately $904,000. The proceeds were net of approximately $1.6 million used to retire, at a discount, the Partnership's purchase money note obligation with respect to the property. The Partnership intends to distribute approximately $450,000 (or approximately $18.12 per Limited Partner unit) to the Limited Partners by October 31, 1996. The Managing General Partner intends to retain all of the Partnership's remaining undistributed net sale proceeds for the possible repayment, prepayment or purchase of the Partnership's outstanding purchase money notes related to other Local Partnerships. The Managing General Partner of the Partnership and/or its affiliates are expected to receive net fees of approximately $72,204 for its services relating to the sale of the property.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CAPITAL REALTY INVESTORS, LTD.
                                   (Registrant)


                              By:  C.R.I., Inc.
                                   Managing General Partner



October 4, 1996                    /s/ Deborah K. Browning
--------------------          By:  --------------------------------------
Date                               Deborah K. Browning
                                   Vice President/Chief Accounting
                                     Officer







































                                       -3-